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   As filed with the Securities and Exchange Commission on December 6, 1999
                                                             Reg. No.333-92065
   ===========================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                 FORM S-8/A-1

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                         SKYLYNX COMMUNICATIONS, INC.
            ------------------------------------------------------
              (Exact name of issuer as specified in its charter)

      COLORADO                                    84-1360029
----------------------------                 ---------------------
(State or other jurisdiction of                (I.R.S. Employer
incorporation or organization)                Identification No.)

          600 South Cherry Street, Suite 305, Denver, Colorado  80246
        ---------------------------------------------------------------
         (Address of principal executive offices, including Zip Code)

                          1998 EQUITY INCENTIVE PLAN
                       --------------------------------
                           (Full title of the plans)

                                Jeffery Mathias
                                   President
                      600 South Cherry Street, Suite 305
                            Denver, Colorado 80246
                ----------------------------------------------
                    (Name and address of agent for service)

                                (303) 316-0400
        --------------------------------------------------------------
         (Telephone number, including area code, of agent for service)

                                   Copy To:
                           Clifford L. Neuman, Esq.
                             Neuman & Drennen, LLC
                              Temple-Bowron House
                               1507 Pine Street
                           Boulder, Colorado  80302
                                (303) 449-2100

   ===========================================================================


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                                   EXHIBITS

          Exhibit
          Number    Description
         ---------  -----------

           23.2 Consent of Cordovano and Harvey, P.C., Certified Public Accountants.




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
                                  SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on December 6, 1999.

                                          SKYLYNX COMMUNICATIONS, INC.


                                          By:/s/ Jeffery A. Mathias
                                          ----------------------------------
                                          Jeffery A. Mathias
                                          President and Chief Executive
                                          Officer

                               POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jeffery A. Mathias and Gary L. Brown, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         Signature                        Position                 Date

/s/ Jeffery A. Mathias           President, Chief Executive       12/6/99
----------------------------        Officer and Director          -------
Jeffery A. Mathias


/s/ James E. Maurer              Director, Chief Financial        12/6/99
-----------------------------              Officer               --------
James E. Maurer                   (Principal Financial and
                                     Accounting Officer)

/s/ Frank P. Ragano                       Director                12/6/99
-----------------------------                                     -------
Frank P. Ragano

/s/ J. Samuel Ridley                      Director                12/6/99
-----------------------------                                    --------
J. Samuel Ridley

/s/ Robert Smith                          Director                12/6/99
------------------------------             -------                -------
Robert Smith